Exhibit 10.19

Name
                       SOUTHERN CONNECTICUT BANCORP, INC.

                             INCENTIVE STOCK OPTION


         THIS AGREEMENT, made as of the grant date indicated in Section 3 below, and between Southern Connecticut Bancorp, Inc. (the "Company"), and the undersigned individual (the "Optionee"), pursuant to the Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan (the "Plan"). (Terms not defined herein shall have the same meaning as in the Plan.)

         WHEREAS, the Optionee is a person eligible for grants of Options under the Plan, and the Company, through the Plan's Committee, has approved the grant of Incentive Stock Options ("Options") under the Plan to the Optionee.

         NOW, THEREFORE, in consideration of the terms and conditions of this Agreement and pursuant to the Plan, the parties agree as follows:

         1. Grant of Options. The Company hereby grants to the Optionee the right and option to purchase from the Company, at the exercise price set forth in Section 3 below, all or any part of the aggregate number of shares of Common Stock of the Company (the "Shares") set forth in said Section 3.

         2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the provisions of the Plan (which are incorporated herein by reference) and the following terms and conditions:

                  a. Expiration Date: The Option evidenced hereby shall expire on the date specified in Section 3 below, or at such earlier date as is provided in Section 8 of the Plan upon termination of Optionee's employment.

                  b. Exercise of Option. The Option evidenced hereby shall be exercisable from time to time by submitting an appropriate notice of exercise ten days prior to the date of exercise specifying the number of shares for which the Option is being exercised, addressed to the Company at its principal place of business and either:

                  (i) Cash Only Exercise -- submitting the full cash purchase price of the exercised Shares; or

                  (ii) Shares Exercise -- tendering Shares (which have been held at least 6 months) in an amount sufficient to provide the full purchase price, or

                  (iii)    Combination  --  tendering a  combination  of (i) and
                           (ii) above.

                  c. Withholding Taxes. Without regard to the method of exercise and payment, the Optionee shall pay to the Company, upon notice of the amount due, any withholding taxes payable with respect to such exercise or a subsequent disqualifying disposition, which payment may be made with Shares which would otherwise be issued pursuant to the Option.

                  d. Exercise Schedule. The Option will become exercisable as set forth in Section 7(b) of the Plan.

                  e. Compliance with Laws and Regulations. The Option evidenced hereby is subject to restrictions imposed at any time on the exercise or delivery of Shares in violation of the By-Laws of the Company or of any law or governmental regulation that the Company may find to be valid and applicable.


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                  f.       Notification  of  Disqualifying   Dispositions.   The
                           Optionee hereby agrees to immediately notify the Company in writing if any Shares acquired through exercise of the Option is sold within one year of the date such Shares are acquired or two years from the date the Option is granted.

                  g. Interpretation. Optionee hereby acknowledges that this Agreement is governed by the Plan, a copy of which Optionee hereby acknowledges having received, and by such administrative rules and regulations relative to the Plan and not inconsistent therewith as may be adopted and amended from time by the Committee (the "Rules"). Optionee agrees to be bound by the terms and provisions of the Plan and the Rules.

         3.       Option Data.

                  Optionee's Name:

                  Number of Shares
                  Subject to this Option:


                  Grant Date:


                  Exercise Price Per Share:


                  Expiration Date:

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         IN WITNESS  WHEREOF,  the  Company  has caused  this  instrument  to be executed by its authorized  officer,  as of the Grant Date identified in Section
3.

                  SOUTHERN CONNECTICUT BANCORP, INC.



                  By _________________________________________
                  Name:
                  Title:

                  Agreed to:

                  Optionee:


                  ____________________________________________


                  Date:    ______________________



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